UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2005

VITAL SIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-18793	11-2279807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Campus Road, Totowa, New Jersey		07512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 790-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2005, Respironics, Inc. and the Registrant entered into an amendment (the “2005 Amendment”) to the Amendment to Air-Filled Cushion Anesthesia Mask Supply Agreement, dated September 14, 1999 (the “Supply Agreement”) between them. The 2005 Amendment provides that the term of the Supply Agreement shall be extended and run through June 30, 2007. The 2005 Amendment further provides that unless either party notifies the other in writing prior to January 1, 2007 of its intent to terminate the Supply Agreement on June 30, 2007, the Supply Agreement shall automatically be extended for an additional five year period commencing on July 1, 2007 and ending on June 30, 2012.

The Registrant expects that it and/or Respironics, Inc. may seek to negotiate modifications in the Supply Agreement prior to January 1, 2007, but does not expect that such negotiations will result in the termination of the Supply Agreement or that any agreed-upon modifications will lead to a significant change in the Registrant’s overall relationship with Respironics, Inc.

Item 9.01 Financial Statements and Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 10.1

Letter Amendment, dated December 29, 2005, between the Registrant and Respironics, Inc., amending the Amendment to Air-Filled Cushion Anesthesia Mask Supply Agreement, dated September 14, 1999, between the Registrant and Respironics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL SIGNS, INC.

By:	/s/ Jay Sturm
Name: Jay Sturm Title: Vice President / General Counsel

Dated: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1

Letter Amendment, dated December 29, 2005, between the Registrant and Respironics, Inc., amending the Amendment to Air-Filled Cushion Anesthesia Mask Supply Agreement, dated September 14, 1999, between the Registrant and Respironics, Inc.